EXHIBIT 8.1

We have the following subsidiaries as of March 31, 2014:

Sr No.	Name of the Subsidiary Company	Country of incorporation
1.	Concorde Motors (India) Ltd.	India
2.	Sheba Properties Ltd.	India
3.	TAL Manufacturing Solutions Ltd.	India
4.	Tata Motors European Technical Centre Plc.	UK
5.	Tata Motors Insurance Broking and Advisory Services Ltd.	India
6.	Tata Motors Finance Ltd.	India
7.	TML Holdings Pte. Ltd.	Singapore
8.	Tata Daewoo Commercial Vehicle Co. Ltd.	South Korea
9.	Tata Daewoo Commercial Vehicle Sales and Distribution Co. Ltd.	South Korea
10.	Tata Motors (Thailand) Ltd.	Thailand
11.	Tata Motors (SA) (Proprietary) Ltd.	South Africa
12.	TML Distribution Company Ltd.	India
13.	Tata Hispano Motors Carrocera S.A.	Spain
14.	Tata Hispano Motors Carrocerries Maghreb SA	Morocco
15.	TML Drivelines Ltd.	India
16.	PT Tata Motors Indonesia	Indonesia
17.	PT Tata Motors Distribusi Indonesia	Indonesia
18.	Trilix S.r.l.	Italy
19.	Tata Precision Industries Pte. Ltd.	Singapore
20.	Tata Marcopolo Motors Ltd.	India
21.	Tata Technologies Ltd.	India
22.	Tata Technologies (Thailand) Ltd.	Thailand
23.	Tata Technologies Pte. Ltd,	Singapore
24.	INCAT International Plc.	UK
25.	Tata Technologies Europe Ltd	UK
26.	INCAT GmbH	Germany
27.	Tata Technologies Inc.	USA
28.	Tata Technologies de Mexico, S.A. de C.V.	Mexico
29.	Tata Technologies (Canada) Inc.	Canada
30.	Cambric Holdings Inc.	USA
31.	Cambric Corporation	USA
32.	Cambric Limited	Bahamas
33.	Cambric Consulting SRL	Romania
34.	Cambric GmbH	Germany
35.	Cambric UK, Limited	UK
36.	Cambric Managed Services Inc.	USA
37.	Midwest Managed Services	USA
38.	Cambric Manufacturing Technologies (Shanghai) Co. Limited (Incorporated w.e.f. March 10, 2014)	China
39.	Jaguar Land Rover Automotive Plc	UK
40.	Jaguar Land Rover Ltd.	UK
41.	Jaguar Land Rover Austria GmbH	Austria
42.	Jaguar Land Rover Belux NV	Belgium
43.	Jaguar Land Rover Japan Ltd.	Japan
44.	Jaguar Cars South Africa (Pty) Ltd.	South Africa
45.	Jaguar Land Rover Italia Spa	Italy

46.	JLR Nominee Company Limited	UK
47.	The Daimler Motor Company Ltd.	UK
48.	The Jaguar Collection Ltd.	UK
49.	Daimler Transport Vehicles Ltd.	UK
50.	S.S. Cars Ltd.	UK
51.	The Lanchester Motor Company Ltd.	UK
52.	Jaguar Land Rover Espana SL	Spain
53.	Jaguar Land Rover Deutschland GmbH	Germany
54.	Land Rover Ireland Ltd.	UK
55.	Land Rover Group Ltd.	UK
56.	Jaguar Land Rover North America LLC	USA
57.	Jaguar Land Rover Nederland BV	Netherlands
58.	Jaguar Land Rover Portugal - Veiculos e Pecas, LDA	Portugal
59.	Jaguar Land Rover Australia Pty Ltd	Australia
60.	Jaguar Land Rover Korea Co. Ltd	South Korea
61.	Jaguar Land Rover Automotive Trading (Shanghai) Ltd.	China
62.	Jaguar Land Rover Canada ULC	Canada
63.	Jaguar Land Rover France, SAS	France
64.	Jaguar Land Rover South Africa (Pty) Ltd	South Africa
65.	Jaguar e Land Rover Brasil Importacao e Comercia de Veiculos Ltda	Brazil
66.	Limited Liability Company “Jaguar Land Rover” (Russia)	Russia
67.	Land Rover Parts Ltd.	UK
68.	Jaguar Land Rover (South Africa) Holdings Ltd.	UK
69.	Jaguar Land Rover Holdings Limited	UK
70.	Jaguar Land Rover India Ltd	India